Exhibit 99.1

Trump Media Begins Public Beta Testing AI Search Engine

Perplexity Partners on Truth Social Search Function

SARASOTA, Fla., Aug. 6, 2025 (GLOBE NEWSWIRE) -- Trump Media and Technology Group Corp. (Nasdaq, NYSE Texas: DJT) ("Trump Media" or the "Company"), operator of the social media platform Truth Social, the streaming platform Truth+, and the FinTech brand Truth.Fi, announced today that the company has begun public Beta testing its new AI search feature, Truth Search AI, on the Truth Social platform.

Powered by Perplexity, a software and AI company dedicated to providing direct, contextually accurate answers with transparent citations, Truth Search AI is intended to enhance the Truth Social platform and exponentially increase the amount of information available to its users.

Trump Media's CEO and Chairman Devin Nunes said, "We’re proud to partner with Perplexity to launch our public Beta testing of Truth Social AI, which will make Truth Social an even more vital element in the Patriot Economy. We plan to robustly refine and expand our search function based on user feedback as we implement a wide range of additional enhancements to the platform.”

Dmitry Shevelenko, Chief Business Officer at Perplexity, said, “We’re excited to partner with Truth Social to bring powerful AI to an audience with important questions. Curiosity is the engine of change, and Perplexity’s AI is developed to empower curiosity by delivering direct, reliable answers with transparent citations that allow anyone to dig deeper.”

Currently appearing on the Web version of Truth Social, Truth Search AI is planned to begin public Beta testing on the Truth Social apps for iOS and Android in the near future.

Cautionary Statement About Forward-Looking Statements

This press release includes forward-looking statements regarding, among other things, the plans, strategies, and prospects, both business and financial, of Trump Media. We have based these forward-looking statements on our current expectations and projections about future events, including expected potential merger & acquisition activity, the rollout of products and features, our Bitcoin treasury strategy, the future plans, timing and potential success of the streaming services and the launch and success of our financial services and FinTech platform. Although we believe that our plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words "believes," "estimates," "expects," "projects," "forecasts," "may," "will," "should," "seeks," "plans," "scheduled," "anticipates," "soon," "goal," "intends," or similar expressions. Forward-looking statements are not guarantees of future performance, and involve risks, uncertainties and assumptions that may cause our actual results to differ materially from the expectations that we describe in our forward-looking statements. There may be events in the future that we are not accurately able to predict, or over which we have no control.

About Trump Media

The mission of Trump Media is to end Big Tech's assault on free speech by opening up the Internet and giving people their voices back. Trump Media operates Truth Social, a social media platform established as a safe harbor for free expression amid increasingly harsh censorship by Big Tech corporations, as well as Truth+, a TV streaming platform focusing on family-friendly live TV channels and on-demand content. Trump Media is also launching Truth.Fi, a financial services and FinTech brand incorporating America First investment vehicles.

About Perplexity

Perplexity is an AI-powered answer engine that draws from credible sources in real time to accurately answer questions with in-line citations, perform deep research, and more. Founded in 2022, the company's mission is to serve the world's curiosity by bridging the gap between traditional search engines and AI-driven interfaces. Each week, Perplexity answers more than 150 million questions globally. Perplexity is available in the app store and online at https://www.perplexity.com

Investor Relations Contact

Shannon Devine (MZ Group | Managing Director - MZ North America)
Email: shannon.devine@mzgroup.us

Media Contact

press@tmtgcorp.com